UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report: March 8, 2011

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

0-20584

(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02.	Termination of a Material Definitive Agreement.

On March 8, 2011, we terminated our agreement with J.J. Rhatigan and Company which provided for our lease of a 33,000 sq. ft. facility located at 25/28 North Wall Quay, Dublin 1, Ireland through our wholly-owned subsidiary Abiomed Athlone Limited. We were also a direct party to the lease agreement as a guarantor of the lease. As previously disclosed, we vacated the Athlone facility and relocated the production equipment to our Aachen and Danvers facilities during the first quarter of fiscal 2011 and commenced negotiations with J.J. Rhatigan and Company to terminate the lease early. Due to the early termination of the 25 year lease, we paid a termination fee of 607,281.82€ (Euro) plus 127,529.18€ tax. A copy of the surrender of lease is attached as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Title

10.1	Surrender of Lease dated as of March 8, 2011 by and among Abiomed, Inc., Abiomed Athlone Limited, and J.J. Rhatigan and Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Abiomed, Inc.

By:	/s/ Robert L. Bowen
Robert L. Bowen
Vice President and Chief Financial Officer

Date: March 11, 2011

Exhibit Index

Number	Title

10.1	Surrender of Lease dated as of March 8, 2011 by and among Abiomed, Inc., Abiomed Athlone Limited, and J.J. Rhatigan and Company.